AGREEMENT

This agreement is entered into at Chennai on 15th of August 2015.

BETWEEN

KM Wedding Events Management Private Limited, a Company duly incorporated under The Companies Act 1956 and having its registered office at 6/1, Ramasamy Street, T.Nagar, Chennai – 600 017(Hereinafter referred to as the “Company” which expression shall unless it be contrary to the context or meaning thereof be deemed to mean and include their heirs, executors and administrators) of the FIRST PART.

AND

Unique Marriage Services, a Sole proprietorship concern having its registered office at 34, Moosa Street, T Nagar, Chennai 600 017 (Hereinafter referred to as the “UMS”, which expressions shall, unless repugnant to the context or contrary to the meaning thereof, mean and/or include their respective successors and assigns) of the SECOND PART;

The parties to this agreement are hereinafter collectively referred to as “Parties”.

WHEREAS:

a. The parties had entered into an Intellectual Property Agreement on 29th of November 2012.

b. The Company has now decided not to pursue wedding event management services and now wants to amicably terminate the above mentioned intellectual property agreement.

c. The parties are now desirous of recording the same in writing and as such are executing these presents.

1. EFFECTIVE DATE:

The effective date of this agreement shall be 1st of July 2015.

2. TERMS:

a. The above mentioned intellectual property agreement stands terminated with effect from the effective date as stated above.

b. UMS renounces its right to collect lease rental from 1st April 2014 till the date of termination from the Company. In consideration thereof the Company will refer any wedding event management enquiries received by it to UMS for a period of 2 years from the effective date of this agreement.

c. All assets and liabilities of the Company pursuant to the business conducted as per the above mentioned agreement shall remain the assets and liabilities of the Company. UMS shall have no right / liability towards the same.

e. This agreement shall be construed in accordance with the laws in force in India.

IN WITNESS WHEREOF executed by the Parties on the day and year first mentioned.

KM Wedding Events Management (P) Ltd	Unique Marriage Services

/s/ Meera Nagarajan	/s/ TV Mohan
Meera Nagarajan, Director	TV Mohan, Sole Proprietor

In the presence of:
/s/ K Sriram
K Sriram, Witness